EXHIBIT 32.1

CERTIFICATION

Pursuant to 18 U.S.C. 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned, Troy MacDonald, Chief Executive Officer of BioPower Operations Corporation (the “Company”), and Robert D. Kohn, Chief Financial Officer of the Company, has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2022 (the “Report”). Each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

June 16, 2023

/s/ Troy MacDonald
Troy MacDonald
Chief Executive Officer (Principal Executive Officer)

June 16, 2023

/s/ Robert D. Kohn
Robert D. Kohn
Chief Financial Officer (Principal Financial Officer)